EX-99.g.1.b

________ __, 2021

State Street Bank and Trust Company

One Heritage Drive

North Quincy, Massachusetts 02171

Attention:  Clint Garran, Vice President

Re: Aberdeen Funds – New Series of Shares

Ladies and Gentlemen:

Reference is made to the Amended and Restated Master Custodian Agreement dated as of June 1, 2010 (the “Agreement”), as amended, between each management investment company identified on Appendix A thereto and State Street Bank and Trust Company.

This letter is to provide notice of the addition of three new Series of Shares to the Agreement.

The foregoing changes are reflected in the attached updated Appendix A to the Agreement.

Kindly indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to Aberdeen Funds.

Sincerely,

EACH ABERDEEN FUND IDENTIFIED ON appendix a HERETO

By:
Name: Lucia Sitar
Title: Vice President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

APPENDIX A

to

Master Custodian Agreement

Effective June 1, 2010

As Amended ______ __, 2021

Management Investment Companies Registered with the SEC and Portfolios thereof, If Any

Aberdeen Funds

Aberdeen U.S. Sustainable Leaders Smaller Companies Fund

(formerly Aberdeen Focused U.S. Equity Fund)

Aberdeen U.S. Small Cap Equity Fund

Aberdeen China A Share Equity Fund

Aberdeen Global Equity Fund

Aberdeen Emerging Markets Fund

Aberdeen Emerging Markets Sustainable Leaders Fund

(formerly Aberdeen International Equity Fund)

Aberdeen Global Absolute Return Strategies Fund

Aberdeen International Small Cap Fund

Aberdeen Intermediate Municipal Income Fund

Aberdeen U.S. Sustainable Leaders Fund

(formerly Aberdeen U.S. Multi-Cap Equity Fund)

Aberdeen Emerging Markets Debt Fund

Aberdeen Dynamic Dividend Fund

Aberdeen Global Infrastructure Fund

Aberdeen Short Duration High Yield Municipal Fund

Aberdeen International Real Estate Equity Fund

Aberdeen Realty Income & Growth Fund

Aberdeen Ultra Short Municipal Income Fund

Aberdeen International Sustainable Leaders Fund

Aberdeen Global Equity Impact Fund

Aberdeen Global High Income Fund

The India Fund, Inc.

Aberdeen Emerging Markets Equity Fund, Inc.

Aberdeen Income Credit Strategies Fund

Aberdeen Standard Global Infrastructure Income Fund